UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 16, 2006
(Date of earliest event reported)

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007
(Address of principal executive offices)

(847) 700-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

            On February 16, 2006, the Company, United Air Lines, Inc. ("United") and The Bank of New York Trust Company, N.A. ("BNY"), the trustee under the Indenture, dated as of February 1, 2006, by and among the Company, United and BNY (the "Indenture"), providing for the issuance of $149,646,114 in aggregate principal amount of 5% Senior Convertibles Notes due 2021 (the "Notes"), executed a First Supplement to Indenture (the "First Supplemental Indenture") to amend the Indenture to clarify that (i) the notes may be issued in denominations of $1.00 (and any integral multiple thereof), and (ii) the conversion rate per $1,000 of the Notes shall be determined by dividing $1,000 by the conversion price, which will initially be 125% of the average of last reported sales prices of the Company's common stock for the 60 consecutive trading days following February 1, 2006, subject to adjustment as described in the Indenture. Pursuant to the terms of the Indenture, new Notes modified as to conform to the First Supplemental Indenture will be executed by the Company and United and authenticated and delivered by BNY in exchange for the outstanding Notes represented by Certificate No. A-1, which outstanding Notes will be cancelled by BNY and returned to the Company.

            The foregoing summary is qualified in its entirety by reference to the First Supplemental Indenture, which is attached as an exhibit hereto and is incorporated herein by reference in its entirety.

ITEM 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	First Supplemental Indenture, dated as of February 16, 2006, among UAL Corporation, as issuer, United Air Lines, Inc., as guarantor, and The Bank of New York Trust Company, N.A., as trustee

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  UAL CORPORATION

  By: /s/ Paul R. Lovejoy
  Name: Paul R. Lovejoy
  Title: Senior Vice President, General Counsel and Secretary
Dated:  February 21, 2006

EXHIBIT INDEX
Exhibit No.	Description
99.1*	First Supplemental Indenture, dated as of February 16, 2006, among UAL Corporation, as issuer, United Air Lines, Inc., as guarantor, and The Bank of New York Trust Company, N.A., as trustee
* Filed herewith electronically.